UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2015

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174759	42-1771342
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
73 Buck Road, Suite 2, Huntingdon Valley, PA		19006
(Address of principal executive offices)		(Zip Code)

215-350-2255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under   any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF    240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Table of Contents

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

25

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

26

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT

26

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS                                                             27

ITEM 5.03.  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR                                                                                            28

ITEM 5.06.  CHANGE IN SHELL COMPANY STATUS

28

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

28

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).   These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Readers of this Report should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause our actual results to differ materially from those provided in forward-looking statements.  Readers should not place undue reliance on forward-looking statements contained in this Form 8-K.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We do not undertake any obligation to publicly update or revise any forward-looking statements we may make in this Form 8-K or elsewhere, whether as a result of new information, future events or otherwise.

As used in this annual report, the terms "we", "us", "our", “the Company”, and "EMS" mean EMS Find, Inc., unless otherwise indicated.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2015, Lightcollar, Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement, or the Exchange Agreement, with EMS Factory, Inc., a company incorporated under the laws of the State of Pennsylvania (“EMS”), and the shareholder of EMS (the “Selling Shareholder”). Pursuant to the Exchange Agreement the Company acquired 100% of the issued and outstanding securities of EMS in exchange (the “Share Exchange”) for the issuance of 10,000,000 shares of the Company’s Restricted Common Stock, par value $0.001 per share and 500,000 shares of the Company’s super-voting Series A Preferred Stock, par value $0.001.    Following the closing of the Share Exchange, EMS became a wholly-owned subsidiary of the Company, with the former stockholder of EMS owning approximately 37% of the outstanding shares of common stock of the combined company. The Company also agreed to fund $300,000 over the one hundred and twenty days following the closing under the, to support the continued development and commercialization of EMS’s technology.

The Share Exchange closed concurrently with the execution and delivery of the Exchange Agreement.

As used in this Current Report on Form 8-K, (1) all references to the “Combined Company” refer to Lightcollar (renamed EMS Find, Inc. following the closing of the Share Exchange) and its subsidiary EMS Factory, Inc., and (2) unless the context otherwise indicates or requires, all references to “we,” “our” and “us” refer to the Combined Company from and after the closing of the Share Exchange.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2015, Lightcollar and EMS closed the Share Exchange. At the closing of the Share Exchange, Lightcollar issued 10,000,000 shares of common stock to the former stockholder of EMS in exchange for all the outstanding shares of capital stock of EMS.

Background; Form 10 Information Requirements

Lightcollar was incorporated on March 22, 2011, under the laws of the State of Nevada.  The business purpose of the Company was to resell an illuminated pet collar pendant through the Company’s website, Lightcollar.com. A registration statement on Form S-1 (File No. 333-174759) was declared effective by the Securities and Exchange Commission, or the SEC, on September 15, 2011.  Prior to the Share Exchange, Lightcollar intended to sell an illuminated pet collar pendant through the Company’s websitcreate.

Lightcollar was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act. Accordingly, pursuant to the requirements of Item 2.01 of Form 8-K, this Item 2.01 sets forth the information that would be required if the Combined Company were filing a general form for registration of a class of securities on Form 10 under the Exchange Act, with such information reflecting the completion of the Share Exchange.

The Combined Company intends to carry on the business of EMS.  As a result of closing the Share Exchange, our executive office is Huntingdon Valley office of EMS.

Accounting Treatment of the Share Exchange

The Share Exchange is being accounted for as a reverse-merger and recapitalization. EMS Factory, Inc. is the acquirer for financial reporting purposes and Lightcollar is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of EMS and will be recorded at the historical cost basis of EMS, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of Lightcollar and EMS, and the historical operations of EMS and operations of the Combined Company from the closing date of the Share Exchange.

Tax Treatment; Smaller Reporting Company

The Share Exchange is intended to constitute a tax free reorganization within the meaning of the Internal Revenue Code of 1986. Following the Share Exchange, the Combined Company continues to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Our Business

General

We were incorporated in the State of Nevada on March 22, 2013 under the name Lightcollar, Inc.  On March 22, 2015, we changed our name to EMS Find, Inc.  Effective March 31, 2015, we entered into a Share Exchange Agreement with the sole shareholder of EMS Factory, Inc., a Pennsylvania corporation (“EMS Factory”), and following the closing under the Share Exchange Agreement, EMS Factory became a wholly-owned subsidiary of the Company, with the former stockholder of EMS Factory owning approximately 35% of the outstanding shares of common stock of the Combined Company.  Our offices are located at 73 Buck Road, Huntingdon Valley, Pennsylvania 19006.

The Company develops and markets B2B & B2C on-demand mobile platform, designed to connect health care providers and patients to a network of medical transport companies throughout the United States and Canada on the internet and through mobile applications. Our iOS application has been approved by Apple and currently available for download at the App Store. Ems Find App will provide affordable tools for health care providers to extend their marketing reach to relevant prospective transportation partners. Our solutions will facilitate, speed up and connect health care providers and the public with medical transportation providers for the benefit of the patients. The platform enables users (hospitals, medical offices, dialysis centers, nursing homes, home care agencies and other medical providers) and the public to schedule medical transportation in a timely and efficient way based on the type of medical transportation which best fits each patient's needs.  The EMS Find app will work on any smart device including smart phones, tablets or laptops.  The app will be available in iOS, android and desktop versions and will allow users to connect in real time to local and nearby pre-screened medical transportation companies wherever the medical transports are needed and that fit the medical, logistical and financial criteria for the user.

Recent Developments

On March 31, 2015, the Company signed the share exchange agreement (“Agreement”) with EMS Factory, Inc., a company incorporated under the laws of the State of Pennsylvania (“EMS”), and the shareholder of EMS, Steve Rubakh, pursuant to which the Company acquired 100% of the issued and outstanding securities of EMS in exchange for the issuance of 10,000,000 shares of the Company’s restricted Common Stock and 500,000 shares of the Company’s Series A Preferred Stock. The Company also agreed to fund $300,000 over the four months following the closing to support the continued development and commercialization of EMS’s technologies.  As a result of the closing under the Agreement, EMS  became the wholly-owned subsidiary of the Company, and the Company thereby acquired the business and operations of EMS.  Further, on the Closing Date under the Agreement, Mr. Rubakh was appointed the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director of the Company and, in conjunction with these appointments, Mr. Matveev Anton has resigned all of his positions with the Company.

EmsFind's Platforms

EMSfind - (B2C) Business Version

This platform connects health care providers (social workers, caregivers, ER nurses, case managers, discharge nurses, etc.) located or affiliated with health care facilities (hospital, nursing home, home care agency, dialysis center, cancer treatment center, hospice, pr center, etc.) and public (patient, friends, family) with pre-screened, nearby transportation providers to schedule non-emergent transport (ALS, BLS,

Wheelchair) in timely and efficient manner.  Upon acceptance of job, transportation automatically pays EMS Find $5-$10 per trip via credit card.  Patients without insurance coverage will have an access to discounted rate (credit card or cod), pre-negotiated for their benefit.  Each accepted trip, results in significant revenue of $250-$1400 (ALS/BLS Ambulance Transports) and $50-95 (Wheelchair Transports) to transportation provider.  All billing is done by transportation provider.  Each requesting provider or patient can submit a request, cancel and track (real time) each trip by accessing Job and History Screens. In addition, transportation provider can log in and see which jobs are available to accept,  need to be canceled or referred to another provider in case of any mechanical emergencies.

EMSenterprise - (B2B) Enterprise Version

This platform is developed to assist health care facilities and contracted transportation providers to schedule medical transports.  The platform is very similar in functionality to the Business Version.  There are no fees per trip.  The revenue model is based on monthly fee, paid by transportation provider.

EMS data marketing

Under HIPPA regulations, we will able to market to health care organization, particularly medical/life insurance plans, regional/national ems organizations, drug manufacturers, home care equipment manufacturers and distributors and use this information for marketing purposes.

Market Information

Ambulances help rescue injured or medically ill patients by transporting them to medical treatment centers with adequate medical services such as monitoring of health condition and administration of drugs.   This service is provided with the help of healthcare professionals and medical equipment installed in the ambulance.  Major factors driving the growth of the ambulance services market are the rising geriatric population across the world and increasing number of accidents.  Favorable reimbursement scenario for availing ambulance service is further boosting market growth. The global ambulance services market based on the mode of transport has been segmented as: ground ambulance services, air ambulance services and water ambulance services.  On the basis of emergency type, the global market has been segmented as: emergency ambulance services and non-emergency ambulance services.

Ambulance services, emergency and non-emergency, are provided to patients based on the medical condition and emergency of transportation.   Ambulances are equipped with various types of medical equipment to cater to the need of patients by providing first-line treatment.  Based on the type of equipment installed in ambulances, the ambulance services market is segmented into advanced life support (ALS) ambulance services and basic life support (BLS) ambulance services.

A basic life support (BLS) ambulance provides patients with basic medical equipment and services.  A BLS ambulance is equipped with medical devices such as automatic external defibrillator oxygen delivery devices, pulse oximetry and blood pressure monitoring equipment.  Medical services are provided by emergency medical practitioners and partially-trained personnel in a BLS ambulance.  BLS ambulance services are usually provided to patients with complex fractures, medical or surgical patients, discharge for home or some sub-acute care facilities and psychiatrist patients.

Patients seeking immediate medical help are provided with emergency ambulance services as their critical medical condition demands medical treatment at an initial stage (before reaching to hospital).  Emergency ambulances are incorporated with emergency siren and lights that enable the vehicle to avoid traffic and reach quickly at the hospital.  Emergency ambulances are generally equipped with advanced life support systems and are provided with medical professionals who are able to provide first-line treatment including drug administration and monitoring.

Growth in the emergency ambulance services segment is primarily driven by rising geriatric population coupled with improving reimbursement scenario for availing emergency ambulance services.  Increasing number of surgeries and hospital discharges would fuel the growth of the market as BLS ambulance services would be needed to transport patients from hospital to home and vice versa.  Patients who have undergone surgery and do not require medical monitoring are advised to make use of BLS.  The non-emergency ambulance services segment is expected to grow moderately during the forecast period.  Increasing number of hospitals globally would augment the demand for non-emergency ambulance services.

Trademark and Patents

We do not have a trademark registered at this time.  However, we have retained a law firm that has filed a provisional patent for our on-demand medical transportation platform.

Government Regulation

The healthcare industry is subject to numerous federal and state laws, regulations and rules including, among others, those related to government healthcare program participation requirements, various licensure and accreditation standards, reimbursement for patient services, health information privacy and security rules, and government healthcare program fraud and abuse provisions. Firms that are found to have violated any of these laws and regulations may be excluded from participating in government healthcare programs and subjected to significant fines or penalties.

Research and Development

We spent $10,287 on research and development activities during the year ended June 30, 2015.   Our planned expenditures on our operations or a business combination are summarized under the section of this annual report entitled “Management’s Discussion and Analysis of Financial Position and Results of Operations”.

Employees and Employment Agreements

At present, we have no employees other than our sole officer who devotes approximately 40 hours a week to our business.  We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future.  There are presently no personal benefits available to any officers, directors or employees.

Risk Factors

Risks Relating to Our Business

AN INVESTMENT IN THE COMPANY MUST BE CONSIDERED SPECULATIVE.

We cannot assure you that you will realize a return on your investment or that our stockholders will not lose their investments in the Company in their entirety.  In the event we are forced to dissolve or commence insolvency proceedings, any proceeds from the liquidation of our assets will be distributed to our stockholders only after the satisfaction of the claims of our creditors.  Your ability to recover all or any portion of an investment in our capital stock will depend upon the amount of the dissolution proceeds.

WE HAVE NOT HAD OPERATIONS OF ANY SIGNIFICANCE SINCE INCEPTION AND WILL BE REQUIRED TO RAISE SUBSTANTIAL AMOUNTS OF CAPITAL

We will have to obtain significant additional capital, in addition to the capital proposed to be raised in this offering, to continue with development of our proposed business.  There is no assurance that we will be able to obtain sufficient capital to implement our proposed business plan.

RAISING ADDITIONAL CAPITAL MAY CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS, RESTRICT OUR OPERATIONS OR REQUIRE US TO RELINQUISH RIGHTS.

We may seek additional capital through a combination of private and public equity offerings, debt financings collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, current stockholders’ ownership interest in the Company will be diluted. In addition, the terms may include liquidation or other preferences that materially adversely affect their rights as a stockholder. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic alliance and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates, our intellectual property, future revenue streams or grant licenses on terms that are not favorable to us.

THE MOBILE APPLICATION INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND OUR SUCCESS DEPENDS UPON THE FREQUENT ENHANCEMENT OF EXISTING PRODUCTS AND TIMELY INTRODUCTION OF NEW PRODUCTS THAT MEET OUR CUSTOMERS’ NEEDS.

Customer requirements for mobile application products are rapidly evolving and technological changes in our industry occur rapidly. To keep up with new customer requirements and distinguish us from our competitors, we must frequently introduce new products and enhancements of existing products. Enhancing existing products and developing new products is a complex and uncertain process.   It often requires significant investments in research and development (“R&D”).  Furthermore, we may not be able to launch new or improved products before our competition launches comparable products. Any of these factors could cause our business or financial results to suffer.

MARKETING EFFORTS DESIGNED TO DRIVE TRAFFIC TO OUR WEBSITE MAY NOT BE SUCCESSFUL OR COST-EFFECTIVE.

Traffic building and conversion initiatives involve considerable expenditures for online, mobile and offline advertising and marketing. We may not have the working capital to fund such activities. To the extent that we have the working capital available, we plan to make significant expenditures for online and mobile display advertising, event-based marketing and traditional offline advertising in connection with these initiatives, which may not be successful or cost-effective.  In the case of paid advertising generally, the policies of sellers and publishers of advertising may limit our ability to purchase certain types of advertising or advertise some of our products and services, which could affect our ability to compete effectively and, in turn, adversely affect our business, financial condition and results of operations.

In addition, search engines have increasingly expanded their offerings into other, non-search related categories, and have in certain instances displayed their own integrated or related product and service offerings in a more prominent manner than those of third parties within their search engine results. Continued expansion and competition from search engines could result in a substantial decrease in traffic to our various websites, as well as increased costs if we were to replace free traffic with paid traffic, which would adversely affect our business, financial condition and results of operations.

Lastly, as discussed above, we also have and will enter into various arrangements with third parties in an effort to increase traffic, which arrangements are generally more cost-effective than traditional marketing efforts. If we are unable to renew existing (and enter into new) arrangements of this nature, sales and marketing costs as a percentage of revenue would increase over the long-term.

Any failure to attract and acquire new, and retain existing, traffic, users and customers in a cost-effective manner could adversely affect our business, financial condition and results of operations.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY IN WHICH WE ARE A SMALL ENTERPRISE COMPARED TO OUR COMPETITORS.

Our revenue is indirectly dependent on the healthcare industry and could be affected by changes in healthcare spending and policy. The healthcare industry is subject to changing political, regulatory and other influences. The PPACA made major changes in how healthcare is delivered and reimbursed, and increased access to health insurance benefits to the uninsured and underinsured population of the United States.  The healthcare industry, in which the Company is a very small factor, is highly competitive, and competition among service  and healthcare providers has intensified in recent years.  Substantially all of our competitors and potential are much larger and better financed companies.

WE CONDUCT BUSINESS IN A HEAVILY REGULATED INDUSTRY.

The healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which our users and customers may collect reimbursement from governmental programs and private payors, our contractual relationships with our clients and vendors, our marketing activities and other aspects of our operations.  It is possible that some of our operations could be indirectly affected through our clients’ activities.  The laws, regulations and standards governing the provision of healthcare services may change significantly in the future, and any new or changed healthcare laws, regulations or standards could materially adversely affect our business.

WE ARE DEPENDENT ON WIRELESS SERVICE AND DEVICE PROVIDERS AND INFRASTRUCTURE AND INFORMATION TECHNOLOGY SYSTEMS (CYBER SECURITY).

Currently, our application is available only on Apple’s iOS. We are dependent on the interoperability of our products and services with popular devices, and mobile operating systems that we do not control. Any changes in such systems or devices that degrade the functionality of our products and services or give preferential treatment to competitive products or services could adversely affect usage of our products and services. Further, if the number of platforms for which we develop our product expands, it will result in an increase in our operating expenses. In order to deliver high quality products and services, it is important that our products and services work with a range of operating systems and devices that we do not control. In addition, because our users access our products and services through mobile devices, we are particularly dependent on the interoperability of our products and services with mobile devices and operating systems. We may not be successful in developing or maintaining relationships with key participants in the mobile industry or in developing products or services that operate effectively with these operating systems and devices. In the event that it is difficult for our users to access and use our products and services on their mobile devices, our user growth and engagement could be harmed, and our business and operating results could be adversely affected.

We are heavily dependent and reliant on availability of technology from Apple (ios phones) and Google (android phones and geo locating services).  Our operations are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events such as computer hackings, cyber attacks, computer viruses, worms or other destructive or disruptive software. Likewise, data privacy breaches by employees and others with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public.  There can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition of the Company. In addition, significant implementation issues may arise if we consolidate and outsource certain computer operations and application support activities.

Our systems are an integral part of our customers’ business operations. It is critical for our customers, that our systems provide a continued and uninterrupted performance. Customers may be dissatisfied by any system failure that interrupts our ability to provide services to them. Sustained or repeated system failures would reduce the attractiveness of our services significantly and could result in decreased demand for our services.

WE RELY IN PART ON APPLICATION MARKETPLACES AND INTERNET SEARCH ENGINES TO DRIVE TRAFFIC TO OUR PRODUCTS AND SERVICES, AND IF WE FAIL TO APPEAR HIGH UP

IN THE SEARCH RESULTS OR RANKINGS, TRAFFIC TO OUR PLATFORM COULD DECLINE AND OUR BUSINESS AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

We rely on application marketplaces, such as Apple’s App Store, to drive downloads of our mobile applications. In the future, Apple or other operators of application marketplaces may make changes to their marketplaces which may make access to our products and services more difficult.  Our rankings in Apple’s App Store may also drop based on the size and diversity of our registered member and subscriber bases relative to those of our competitors; and the functionality of our application and the attractiveness of their features and our services and offerings generally to consumers relative to those of our competitors.

WE DEPEND HEAVILY ON OUR CHIEF EXECUTIVE OFFICER, AND HIS DEPARTURE COULD HARM OUR BUSINESS.

The expertise and efforts of Steve Rubakh, our Chief Executive Officer, are critical to the success of our business. The loss of Mr. Rubakh’s services could significantly undermine our management expertise and our ability to operate our Company.

OUR ACQUISITION STRATEGY EXPOSES US TO A VARIETY OF OPERATIONAL AND FINANCIAL RISKS.

A principal element of our business strategy is to grow by increasing through technology acquisitions in areas where we plan for our business to be involved.  Growth, especially rapid growth, through purchase of technologies or acquisitions exposes us to a variety of operational and financial risks.

THE REVENUES AND RESULTS OF OUR OPERATIONS MAY BE SIGNIFICANTLY AFFECTED BY PAYMENTS RECEIVED BY OUR HEALTH CARE CLIENTS’ MANAGED FACILITIES FROM THE GOVERNMENT AND THIRD-PARTY PAYORS.

A significant source of revenues for health care industry companies for which we would provide services is from government healthcare programs, principally Medicare and Medicaid. Changes in these government programs in recent years have resulted in limitations on reimbursement and, in some cases, reduced levels of reimbursement for healthcare services. Payments from federal and state government healthcare programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions, all of which could materially increase or decrease program payments, as well as affect the cost of providing service to patients and the timing of payments to facilities. If the rates paid or the scope of services covered by government payors are reduced, there could be a material adverse effect on our business, financial condition and results of operations.

Risks Relating Generally to Commercial Applications of Our Technology

AT THIS TIME THERE IS NO UNIVERSAL MARKET ACCEPTANCE OF OUR PROPOSED PRODUCTS.

We cannot assure you that we will be successful in commercializing one or more of the potential applications of our B2B & B2C on-demand mobile platform technology, or that, if commercial acceptance is obtained by us, our operations will be profitable.  The telehealth market is relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. We are seeking strategic alliances, government contracts and other distribution and marketing channels; however, we cannot assure you that any significant degree of market acceptance will result, and that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient (or substitute products developed) to permit the Company to recover start-up and other associated costs.  Our goal is to achieve or sustain market acceptance would have a material adverse effect on our business, financial conditions, and results of operations.

WE MAY NOT BE ABLE TO RESPOND QUICKLY ENOUGH TO CHANGES IN TECHNOLOGY AND TECHNOLOGICAL RISKS, AND TO DEVELOP OUR INTELLECTUAL PROPERTY INTO COMMERCIALLY VIABLE PRODUCTS.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our planned products obsolete or less attractive. Our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to remain competitive. We cannot provide assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete. We are also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly.

OUR GROWTH IS DEPENDENT IN LARGE PART ON THE SUCCESS OF OUR STRATEGIC RELATIONSHIPS WITH THIRD PARTIES.

In order to grow our business, we anticipate that we will continue to depend on our relationships with third parties, including our client and partner organizations and technology and content providers.  Identifying potential clients, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services or to prevent or reduce subscriptions to, or utilization of, our products and services.  If we are unsuccessful in establishing or maintaining our relationships with third party clients and  users, our ability to compete in the marketplace or to grow our revenue could be impaired and our results of operations may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased client use of our applications or increased revenue.

WE WILL RELY ON DATA CENTER PROVIDERS, INTERNET INFRASTRUCTURE, BANDWIDTH PROVIDERS, THIRD-PARTY COMPUTER HARDWARE AND SOFTWARE, OTHER THIRD PARTIES AND OUR OWN SYSTEMS FOR PROVIDING SERVICES TO OUR CLIENTS AND USERS, AND ANY FAILURE OR INTERRUPTION IN THE SERVICES PROVIDED BY THESE THIRD PARTIES OR OUR OWN SYSTEMS COULD NEGATIVELY IMPACT OUR RELATIONSHIPS WITH CLIENTS, ADVERSELY AFFECTING OUR BRAND AND OUR BUSINESS.

We will serve all of our clients and users from data centers. The owners of data center facilities have no obligation to enter into their agreements with us on commercially reasonable terms, or at all. If we are unable to negotiate favorable agreements on commercially reasonable terms, we will be required utilize data center facilities, and we may incur significant costs and possible service interruption in connection with doing so. Problems faced by our third-party data center locations with the telecommunications network providers with whom we or they contract or with the systems by which our telecommunications providers allocate capacity among their clients, including us, could adversely affect the experience of our clients.

IF WE ARE UNABLE TO PROTECT OUR PATENTS AND OTHER PROPRIETARY RIGHTS, WE COULD BE FORCED TO CEASE OPERATIONS.

There can be no assurance that we will succeed in our applications for U.S. patents covering our B2B & B2C on-demand mobile platform technology we plan to use or, if granted a U.S. patents, that we will be able to prevent misappropriation or infringement of patents that may be issued to us.

WE MAY IN THE FUTURE BE SUBJECT TO INTELLECTUAL PROPERTY (e.g., PATENTS, COPYRIGHTS, TRADEMARKS AND TRADE SECRETS) RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, AND COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Our technologies, when developed and included in commercial products, may not be able to withstand any third-party claims or rights against their use.  Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert resources and attention.

In addition, third parties may initiate litigation against us alleging infringement of their intellectual property rights.  With respect to any intellectual property rights claim, we may have to pay damages or discontinue the practices found to be in violation of a third party’s rights.  We may have to seek a license to continue such practices, which may not be available on reasonable terms and may significantly increase our operating expenses.  A license to continue such practices may not be available to us at all.  As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices.  The development of alternative non-infringing technology or practices could require significant effort and expense.  If we cannot obtain a license to continue such practices or develop alternative technology or practices for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively.  Any of these results could harm our brand, operating results or could otherwise harm our business.

Risks Related to Our Common Stock and its Market

BECAUSE CERTAIN EXISTING STOCKHOLDERS OWN A LARGE PERCENTAGE OF OUR VOTING STOCK, OTHER STOCKHOLDERS' VOTING POWER MAY BE LIMITED.

Steve Rubakh, our Chief Executive Officer, owns and/or controls a majority of the voting power of our common stock.  As a result, Mr. Rubakh will have the ability to control all matters submitted to our stockholders for approval, including the election and removal of directors and the approval of any Share Exchange, consolidation or sale of all or substantially all of our assets.  This stockholder may make decisions that are adverse to your interests.  See our discussion under the caption “Principal Stockholders” for more information about ownership of our outstanding shares.

WE DO NOT HAVE A MAJORITY OF INDEPENDENT DIRECTORS ON OUR BOARD AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included a number of independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors.  In evaluating our Company, our current lack of corporate governance measures should be borne in mind.

OUR SHARE PRICE IS VOLATILE AND MAY BE INFLUENCED BY NUMEROUS FACTORS THAT ARE BEYOND OUR CONTROL.

Market prices for shares of mobile technology companies such as ours are often volatile. The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	fluctuations in stock market prices and trading volumes of similar companies;
•	general market conditions and overall fluctuations in U.S. equity markets;
•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;
•	discussion of us or our stock price by the press and by online investor communities; and
•	other risks and uncertainties described in these risk factors.

WE HAVE NO CURRENT PLANS TO PAY DIVIDENDS ON OUR COMMON STOCK AND INVESTORS MUST LOOK SOLELY TO STOCK APPRECIATION FOR A RETURN ON THEIR INVESTMENT IN US.

We do not anticipate paying any further cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant. Investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

OUR COMMON STOCK IS DEEMED TO BE “ PENNY STOCK ”, WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO DISCLOSURE AND SUITABILITY REQUIREMENTS.

Our common stock is deemed to be “ penny stock ” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

- With a price of less than $5.00 per share;

- That are not traded on a “ recognized ” national exchange;

- Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

- In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Many brokers have decided not to trade “penny stocks” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities.

Financial Operations Overview

Change of Fiscal Year

The Company’s Board of Directors on August 12, 2015, by amendment of Exhibit A to its By-Laws, changed its fiscal year from a March 31fiscal year to a fiscal year ending June 30, unless and until changed by resolution of the Board of Directors, and changed the date of the annual shareholders meeting from June 30, 10:00 AM, or if on a weekend, the first Monday thereafter, to the first Tuesday following 135 days after the close of the Company’s fiscal year, unless and until changed by resolution of the Board of Directors.  Accordingly, the Company filed on September 29, 2015 an Annual Report on Form 10-KT for the transition period ended June 30, 2015.

Overview and Recent Developments

You should read the following discussion and analysis in conjunction with our financial statements, including the notes thereto, included in this Report.  Some of the information contained in this Report may contain forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that the projections included in these forward-looking statements will come to pass.  Our actual results could differ materially from those expressed or implied by the forward looking statements as a result of various factors.  We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The Share Exchange is being accounted for as a reverse-merger and recapitalization. EMS is the acquirer for financial reporting purposes and Lightcollar is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of EMS and will be recorded at the historical cost basis of EMS, and the consolidated financial statements after completion of the Share Exchange include the assets and liabilities of Lightcollar and EMS, and the historical operations of EMS and operations of the Combined Company from the closing date of the Share Exchange.

As of June 30, 2015, we had an accumulated deficit of $129,174. Due to our change in business model we currently do not have any revenues but expect to be able get to revenue in the next two quarters. Our net loss was $325,284 for the six months ended June 30, 2015 compared to net income of $26,837 for the six months ended June 30, 2014. The net income in the six months ending June 30, 2014 was from the prior business model.  A Substantially amount of our operating losses resulted from expenses incurred in connection with our share exchange for consulting fees and stock compensation as well as our research activities and general and administrative costs associated with our operations.

To fund future operations we will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including the timing and results of our ongoing development efforts, the potential expansion of our current development programs, potential new development programs and related general and administrative support. We anticipate that we will seek to fund our operations through public or private equity or debt financings or other sources, such as potential collaboration agreements. We cannot be certain that anticipated additional financing will be available to us on favorable terms, or at all. Although we have previously been successful in obtaining financing through our license and collaboration agreements and private equity securities offerings, there can be no assurance that we will be able to do so in the future.

Revenue

To date, we have not generated any revenues from product sales and expect to start bring in revenue toward the end of the 2015 calendar year. Revenues to date have been generated substantially from the now discontinued Ambulance services. Since our inception through June 30, 2015, we have generated approximately $1.1 Million in revenue. We have since discontinued these services and are focusing on new revenue sources.

We are incurring increased costs as a result of being a publicly-traded company.  As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company.  In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission, have required changes in corporate governance practices of public companies and will require us to comply with these rules.  These new rules and regulations have will increase our legal and financial compliance costs and have made some activities more time-consuming and costly.  In addition, these new rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do.  As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.  We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs.

RESULTS OF OPERATIONS

YEAR ENDED JUNE 30, 2015 COMPARED TO THE YEAR ENDED JUNE 30, 2014

During the year ended June 30, 2015, we had a net loss of $325,284 as compared to a net income of $26,837 for the year ended June 30, 2014.

During the year ended June 30, 2015 our loss from operations was $297,399 compared to  net income from operations of approximately $20,145in 2014, due to a Stock compensation expense, Consulting fees and Research and Development cost.

 During the year ended June 30, 2015 our loss from Discontinued operations was $27,365 compared to net income from discontinued operations of $46,982 in 2014, due to a sales going from $143,589 during the year ended June30, 2014 to $7,180 in the year ended June 30, 2015.  The company wrote down its fixed assets by $8,200 and took a loss of $13,097 during the year ended June 30, 2015.

LIQUIDITY

At June 30, 2015, we had a negative working capital of approximately $134,939, compared with a negative working capital of approximately $11,130 at December 31, 2014.

At June 30, 2015, we had total assets of approximately $74,276 compared to total assets of approximately $41,635 at December 31, 2014. Net cash used in operating activities in the year ended June 30, 2015 was approximately $97,851, as compared with Net cash provided of approximately $36,255 in 2014; and net cash used from investing activities was approximately $8,703 in 2015, as compared with cash generated of approximately $0 in 2014. Net cash generated by financing activities was approximately $152,229 in the year ended June 30, 2015, compared net cash used of $32,019 in 2014.

Critical Accounting Policies

Management's discussion and analysis of our financial condition and results of operations are based on the financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of such financial statements requires Management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities.  On an ongoing basis, Management will evaluate its estimates and will base its estimates on historical experience, as well as on various other assumptions in light of the circumstances surrounding the estimate, and the results will form the basis in making judgments about the carrying values of our assets and liabilities that are not readily apparent from other sources.  It should be noted, however, that actual results could materially differ from the amount derived from Management's estimates under different assumptions or conditions.

Loss per share is computed using the weighted average number of common stock outstanding during the period.  Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period reported.  Our Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted, would have a material effect on the our current financial statements.

Because we are a small, development stage company, with only one director, we have not yet appointed an audit committee or any other committee of our Board of Directors.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements which we have prepared in accordance with U.S. generally accepted accounting principles. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We have identified accounting policies set forth in the financial statements included with this Report that we believe require application of management’s most subjective judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our actual results could differ from these estimates and such differences could be material.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

a)  Dismissal of Independent Registered Public Accounting Firm.

On May 29, 2015, the Company, after review and recommendation by its board of directors, dismissed DeCoria Maichel & Teague, P.S. (“DeCoria”) as the Registrant’s independent registered public accounting firm.  The resignation was accepted by the Board of Directors of the Company (the “Board”).

During the two most recent fiscal years and through the date of this report, there were no (1) disagreements with DeCoria on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused DeCoria to make reference in its reports on the Company’s financial statements for such years to the subject matter of the disagreement, or (2) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of DeCoria on the financial statements of the Company, during the periods from March 31, 2011 through June 30, 2015, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports stated there is substantial doubt about the Company’s ability to continue as a going concern.

(b)  Engagement of New Independent Registered Public Accounting Firm.

On May 29, 2015, the Board of Directors approved the appointment of Seale and Beers, CPAs as the independent registered public accounting firm of the Company.

During the Company’s two most recent fiscal years and the subsequent interim periods preceding Seale and Beers, CPAs engagement, neither the Company nor anyone on behalf of the Company consulted with Seale and Beers, CPAs regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and Seale and Beers, CPAs did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was the subject of a “disagreement” or a “reportable event,” as such terms are defined in Item 304(a)(1) of Regulation S-K.

Management of the Company and Corporate Governance

Directors and Executive Officers

The following table sets forth the names and positions of our current executive officers and directors.

Name and Address Age Position(s) Held Steve Rubakh 54 President, CEO, Secretary, and Director Daniel Grillo 39 Director

On September 25, 2015, our Board of Directors elected Mr. Daniel Grillo as a director of the Company, to fill the unexpired term of Mr. Shang Fei, who resigned from his position with the Company as Director on July 27, 2015.

Background of Directors and Executive Officers

Steve Rubakh has been our President, CEO, Secretary, Treasurer, CFO and a Director since April 1, 2015.  Mr. Rubakh founded EMS Factory, Inc., in 2011, where he oversaw the day to day operations and assisted in building and creating a vision for the company.  At the end of 2014, Mr. Rubakh took the company to the next stage by initiating the development of the on-demand mobile application and platform on which the Company strategy is now based.  In 2003, he founded Power Sports Factory, Inc., and served as the President until 2010.  Prior to founding Power Sports Factory, Mr. Rubakh was the founder of International Parking Concepts specializing in providing services to the hospitality industry.  Mr. Rubakh attended both Community College of Philadelphia and Temple University majoring in business administration.  Mr. Rubakh devotes approximately 40 hours a week to our business.

Daniel Grillo, age 39, is a finance specialist with a vast network of high-end relationships and partnerships. An area of his expertise is in creating articulate financial solutions for entrepreneurs, specific to their liquidity needs and future goals.  Since June, 2014, he has been the President of Omnia US, a subsidiary of Omnia Global, a multinational firm headquartered in Zug, Switzerland, that specializes in the creation of proprietary financial structures and vehicles to serve the needs of its vast global client base.  Beginning in March, 2010 he worked with Envirosound Homes, and later as a Project Finance Manager for ESH Financial, LLC, a subsidiary of Envirosound Homes, until June, 2014.   Mr. Grillo attended St. Mary’s University in Winona, Minnesota.

Corporate Governance

Our board of directors has determined that Daniel Grillo is "independent" within the meaning of the applicable rules of the SEC and The New York Stock Exchange.

Audit Committee

Our Board of Directors plans to establish an Audit Committee, the members of which shall be considered as independent under the standards for independence for audit committee members established by the NYSE. The Audit Committee will operate under a written charter.

Other Committees

Our Board of Directors performs the functions usually designated to an Audit Committee. We intend shortly to establish an Audit Committee with one or more independent directors.

The Board does not have standing compensation or nominating committees. Our Board plans to evaluate on an ongoing basis the need for establishing a compensation committee and/or a nominating committee, and it plans to so at the appropriate time.

The entire Board of Directors would participate in the consideration of compensation issues and of director nominees. To date, the Board of Directors has not formally established any criteria for Board membership. Candidates for director nominees would be reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Board of Directors would consider skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In particular, weight would be given to experience relevant to the Company’s mobile technology operations.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Board Role in Risk Oversight

Our Board has overall responsibility for risk oversight with a focus on the most significant risks facing our Company. Not all risks can be dealt with in the same way, and it is the Board’s responsibility to evaluate the potential adverse impact of risks faced by the company and the resources allocated to avoid or mitigate the potential adverse impact.

Risk Assessment in Compensation Programs

The responsibility of the Board is to assess the Company’s compensation programs to identify potential risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

Stockholder Communications

The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board; however, the names of all directors are available to stockholders in this Information Statement. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company, at 73 Buck Road, Suite 2, Huntingdon Valley, PA 19006, 10745 Haldeman Avenue, Philadelphia, PA 19116 (Attention: Secretary). Director nominations submitted by a stockholder will be considered by the full Board. Each communication should clearly specify the name of the individual director or group of directors to whom the communication is addressed. Communications sent by email will be delivered directly to the Corporate Secretary, who will promptly forward such communications to the specified director addressees. Communications sent by mail will be promptly forwarded by the Corporate Secretary to the specified director addressee or, if such communication is addressed to the full Board of Directors, or to the Chairman of the Board (when one is appointed), who will promptly forward such communication to the full Board of Directors. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a more formal process is necessary. However, the Board will consider, from time to time, whether adoption of a more formal process for such stockholder communications has become necessary or appropriate.

In general, advance notice of nominations of persons for election to our Board or the proposal of business to be considered by the shareholders must be given to our Secretary no earlier than the April 1 or later than June 1 preceding the next year's annual meeting, which would be scheduled in the month of November or December.

A shareholder's notice of nomination should set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (B) the number of shares of our common stock that are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder and of such beneficial owner in such business, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at our annual meeting to bring such business before the meeting.

Director Compensation

The Company did not pay its directors any compensation in its fiscal year ended June 30, 2015 for their service as directors, and does not at this time have a compensation program in place for its directors.

Other Information about our Board of Directors

During our fiscal year ended June 30, 2015, our Board of Directors acted by written consent three times.  We do not have a formal policy on attendance at meetings of our shareholders; however, we encourage all Board members to attend shareholder meetings that are held in conjunction with a meeting of our Board of Directors. In fiscal 2015, every director attended at least 75 percent of the meetings of the Board and the committees on which he or she served held during his or her time of service.

Attendance of Directors at Shareholder Meetings

We do not have a formal policy on attendance at meetings of our shareholders

Executive Compensation

General

We have one executive officer, who is currently our only employee.  The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2015 and 2014 awarded to, earned by or paid to our executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year (b)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Steve Rubakh, President, CEO, Secretary, Treasurer, CFO, Principal Executive Officer and Director
	2015	$32,371	0	$131,700	0	0	0	0	$164,071
	2014	0	0	0	0	0	0	0	0
Shang Fei, Director and Chairman of Board of Directors
	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0
Matveev Anton, Former President, CEO, Secretary, Treasurer, CFO, Principal Executive Officer and Director
	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0

Board of Directors Policy on Executive Compensation

Executive Compensation

Our executive compensation philosophy is to provide competitive levels of compensation by recognizing the need for multi-discipline management responsibilities, achievement of our company’s overall performance goals, individual initiative and achievement, and allowing our company to attract and retain management with the skills critical to its long-term success.  Management compensation is intended to be set at levels that we believe is consistent with that provided in comparable companies.  Our company’s compensation programs are designed to motivate executive officers to meet annual corporate performance goals and to enhance long-term stockholder value.  Our company's executive compensation has four major components: base salary, performance incentive, incentive stock options and other compensation.

Executive Base Salaries

Base salaries are determined by evaluating the various responsibilities for the position held, the experience of the individual and by comparing compensation levels for similar positions at companies within our principal industry.  We review our executives’ base salaries and determine increases based upon an officer’s contribution to corporate performance, current economic trends and competitive market conditions.

Performance Incentives

We plan to utilize performance incentives based upon criteria relating to performance in special projects undertaken during the past fiscal year, contribution to the development of new products, marketing strategies, manufacturing efficiencies, revenues, income and other operating goals to augment the base salaries received by executive officers.

Incentive Stock Options

Our company plans to utilize stock options as a means to attract, retain and encourage management and to align the interests of executive officers with the long-term interest of our company’s stockholders.

Benefits and Other Compensation

At this time, our company does not offer a health plan to its executive officers or employees.

Retirement and Post Retirement Benefits

Our company does not offer at this time a post-retirement health plan to its executive officers or employees unless it is included in a employment agreement directly entered between employee and us.

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding the ownership of our common stock, as of September 22, 2015:

•	each of our executive officers;
•	each director;
•	each person known to us to own more than 5% of our outstanding common stock; and
•	all of our executive officers and directors and as a group.

As of September 22, 2015, we had a total of 28,831,715 shares of common stock issued and outstanding.  Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock indicated below.  Except where noted, the address of all listed beneficial owners is in care of our office address.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (%)
Steve Rubakh, President, CEO, Secretary, Treasurer, CFO, Principal Executive Officer and Director	Common Stock	10,180,000	35.31%
All Officers and Directors as a Group	Common Stock	10,180,000	35.31%

(1)

Steve Rubakh owns 10,180,000 shares of common stock directly and 500,000 shares of Series A  Preferred stock, which is representative of 500,000,000 shares of common stock solely for voting purposes.   Mr. Rubakh’s address is c/o the Company, 73 Buck Road, Suite 2, Huntingdon Valley, Pennsylvania 19006.

Changes in Control

None.

Related Party Transactions

At December 31, 2014, there was a total of $7,187 advanced by an officer for costs without specific repayment terms.

On March 31, 2015, the Company signed the share exchange agreement (“Agreement”) with EMS Factory, Inc., a company incorporated under the laws of the State of Pennsylvania (“EMS”), and the shareholder of EMS, Steve Rubakh, pursuant to which the Company acquired 100% of the issued and outstanding securities of EMS in exchange for the issuance of 10,000,000 shares of the Company’s restricted Common Stock and 500,000 shares of the Company’s Series A Preferred Stock. The Company also agreed to fund $300,000 over the four months following the closing to support the continued development and commercialization of EMS’s technologies.  As a result of the closing under the Agreement, EMS  became the wholly-owned subsidiary of the Company, and the Company thereby acquired the business and operations of EMS.  Further, on the Closing Date under the Agreement, Mr. Rubakh was appointed the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a Director of the Company and, in conjunction with these appointments, Mr. Matveev Anton has resigned all of his positions with the Company.

Market for our Common Stock

Our common stock is traded over-the-counter market and has been quoted on the OTCQB, since approximately April 24, 2015, under the symbol "EMSF”. The quotations in the table below reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

Fiscal Quarter	High Bid Price	Low Bid Price

April 24 through June 30, 2015	$2.53	$1.05
July 1 through September 30, 2015	$1.55	$1.02

Holders

As of September 22, 2015, we had approximately 22 stockholders of record.

Dividends

No cash dividends were paid on our shares of common stock during the fiscal years ended March 31, 2015 and 2014.  We have not paid any cash dividends since our inception and do not foresee declaring any dividends on our common stock in the foreseeable future.

Shares Eligible for Future Sale

Following consummation of the Share Exchange, as of September 22, 2015, we had 28,831,715 shares of common stock outstanding, of which our directors and executive officers beneficially owned 10,180,000shares. Of the 28,831,715 shares held by our stockholders, 18,250,000 shares are freely tradeable, and 10,581,715 shares are restricted and cannot be publicly sold without compliance with Rule 144 of the Securities Act. In general, Rule 144 provides that any non-affiliate of the Company, who has held restricted common stock for at least six months, is entitled to sell their restricted stock freely, provided that we remain current in our SEC filings. After  12 months, a non-affiliate may sell without any restrictions.

Once the 12-month period has lapsed, an officer, director or other person in control of us may sell shares of common stock subject to the following restrictions:

•	we are current in our SEC filings,

•	certain manner of sale provisions,

•	filing of Form 144, and

•

volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Description of Capital Stock

The following description of our common stock and our preferred stock is a summary. You should refer to our Articles of Incorporation for the actual terms of our capital stock. This document is filed as exhibit to this Registration Statement.

Authorized Capital Stock

We are authorized to issue up to 100,000,000 shares of common stock and 20,000,000 shares of blank check preferred stock, each with a par value of $0.001 per share.  As of the date of this Report, there are 28,831,715 shares of common stock and no shares of preferred stock issued and outstanding.  Our common stock is held of record by four registered stockholders.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding shares of preferred stock.  Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of preferred stock.  There are no sinking fund provisions applicable to the common stock.  Our common stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof.  These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities or the right to approve corporate actions.  Any or all of these rights may be superior to the rights of the common stock.  As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult.  Additionally, our issuance of preferred stock may decrease the market price of our common stock in any market that may develop for such securities.  As of the date of this Report, 500, 000 shares of super-voting Series A Preferred Stock are outstanding and held by our Chief Executive Officer Steve Rubakh.  We have no current plans to issue any additional shares of preferred stock.

The board of directors has the authority to issue the authorized but unissued shares of our capital stock without action by the stockholders.  The issuance of any such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

There are no provisions in our Articles of Incorporation or By-laws which would delay, defer or prevent a change in control of the Company.

Transfer Agent and Registrar

Our transfer agent and registrar is ClearTrust LLC, 16540 Pointe Village Dr, Ste 210,  Lutz, FL 33558.  Their telephone number is (813) 235-4490.

Description of Certain Provisions of our Certificate of Incorporation and Bylaws Affecting the Rights of our Stockholders

Provisions of our articles of incorporation and bylaws, which were effective following the closing of the Share Exchange, may delay or discourage transactions involving an actual or potential change of control or change in our Board of Directors or our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and bylaws:

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permit our Board of Directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

•

provide that all vacancies in the Board of Directors may, except as otherwise required by law, may be filled for the remainder of the term by the Board of Directors, by the shareholders, or, if the directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the remaining directors.  The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.  A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director(s) may not take office until the vacancy occurs;

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provide that special meetings of our stockholders for any purpose or purposes may be called at any time by the President; by all of the Directors provided that there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the Company;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions would require approval by the holders of at least 50% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

Provision of Articles of Incorporation Limiting Liability of Our Directors

Section 4 of our Articles of Incorporation provides, that to the fullest extent permitted by the Nevada Revised Statutes, a director or officer of the Company will not be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:  acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of distributions in violation of NRS 78.300, as amended.

Our Articles further provide that any amendment or repeal of this Section 4 will not adversely affect any right or protection of a director of the Company existing immediately prior to such amendment or repeal.

Indemnification of Directors and Officers

In general Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Articles of Incorporation

Section 5 of our Articles of Incorporation provides that the Company will indemnify to the fullest extent permitted by law any person (a “covered person”) made or threatened to be made a party to any threatened, pending or completed by action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney's fees and disbursements) that he or she incurs in connection with such action or proceeding. The rights to indemnification and to the advancement of expenses are not exclusive of any other rights that an Indemenitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation or otherwise and apply where the Indemnitee is serving at the request as a director, officer employee or agent of another corporation  The Company is to, from time to time and in advance of the resolution of the proceeding, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Company with receipt of an undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Bylaws

Our Bylaws provide that each director, officer, employee or agent of the Company or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan, who constitute covered persons, who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a "proceeding"), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

No indemnification is to be provided to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall the Company indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by the Board of Directors of the Company, nor shall the Company indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

The right to indemnification under our Bylaws includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except where the Board of Directors shall have adopted a resolution expressly disapproving such advancement of expenses.  In any suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  The claimant is presumed to be entitled to indemnification upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Company), it being a defense to any such action that the claimant has not met the standards of conduct which make it permissible hereunder or under Nevada state law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company.

The Company  may, by action of our Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents of the Company on the same terms and with the same scope and effect as rights granted pursuant to, or provided by, our Bylaws or Nevada state law or on such other terms as the Board may deem proper.

The Company may enter into contracts with any director or officer governing indemnification rights, which may be altered or amended at any time as provided in the Bylaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Acquisition of Controlling Interest in the Company

Our Articles of Incorporation provide that the Company has elected not to be governed by Nevada Revised Statutes (NRS) 78.378 to 78.3793, inclusive, which generally govern acquisitions of controlling interests in Nevada corporations. The provisions of NRS 78.378 to 78.3793, inclusive, do not restrict the directors of an issuing corporation from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that grant or deny rights, privileges, power or authority to a holder or holders of a specified number of shares or percentage of share ownership or voting power.  These provisions effectively restrict the ability of individuals and groups acquiring one-fifth or more of the voting shares of a Nevada corporation (that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada) from exercising voting rights absent required stockholder approval of such transaction.  The acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected, excluding those shares as to which any interested stockholder (i.e., an acquiring person, an officer or director of the issuing corporation, or an employee of the issuing corporation) exercises voting rights, and such approval must specifically include the conferral of such voting rights.

Combinations with Interested Stockholders

The Company has elected not to be governed by NRS 78.411 to 78.444, inclusive, which prohibit a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes Share Exchanges, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Report is incorporated by reference in this Item 3.02.

On April 1, 2015, we approved the issuance of 10,000,000 Restricted Common Shares of the Company and 1,000,000 shares of super-voting Series A Preferred Stock in connection with the purchase of EMS Factory,  and also issued additional shares to a consultant and 125,000 shares to a director following such acquisition.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/Underwriting Discounts
April 1, 2015	10,000,000 shares of common stock in connection with the acquisition of EMS Factory, Inc.	Steve Rubakh	NA	$0.001 per share/NA
April 1, 2015	500,000 shares of super-voting Series A Preferred Stock in connection with the acquisition of EMS Factory, Inc.	Steve Rubakh	NA	$0.001 per share/NA
April 1, 2015	500,000 shares of super-voting Series A Preferred Stock issued to a director.	Shang Fei	NA	$0.001 per share/NA
June 30, 2015	30,000 shares of common stock.	Consultant	NA	$63,600/NA
September 25, 2015	125,000 shares of common stock.	Director	NA	$1.15 per share/NA

The foregoing Series A Preferred shares were issued in connection with the acquisition of EMS Factory, Inc. and in consideration for services on the Company’s Board of Directors.  Each share of Series A Preferred Stock has 1,000 votes and are non-convertible into common shares.  The total voting power of 500,000 Series A Preferred shares is 50,000,000 votes.

The shares of Common Stock and Preferred Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended, and/or Regulation D, as promulgated by the SEC under the Securities Act.

On April 1, 2015, Matveev Anton agreed to cancel 10,000,000 shares representing the ownership of approximately 35% of the Company’s Common Stock. Mr. Anton retains an ownership of 84,535 shares of common stock in the Company after this cancelation.

On June 30, 2015, the Company issued 30,000 shares of common stock pursuant to a consulting agreement First Trust Management for a fee of $63,600.

In connection with the resignation of Shang Fei as a director on July 27, 2015, the 500,000 shares of Series A Preferred Stock held by Mr. Fei were cancelled.

On September 25, 2015 the Company issued 125,000 shares of common stock to Daniel Grillo in connection with Mr. Grillo’s election to our Board of Directors to fill the vacancy created by the resignation of Shang Fei.

As a result of these transactions, we have 28,831,715 issued and outstanding shares of common stock at the time of this report and 500,000 shares of Series A preferred stock issued and outstanding.

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Certificate of Designation of Series A Preferred Stock

On March 10, 2015, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock, a super-voting preferred stock (the “Designation” and the “Series A Preferred Stock”).  The Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series A Preferred Stock, which was filed with the State of Nevada on March 12, 2015, include the right to vote in aggregate on all shareholder matters equal to 1,000 votes per share of Series A Preferred Stock, and each Series A Preferred Stock share is not convertible into shares of our common stock.

On July 27, 2015, in connection with the resignation of Mr. Shang Fei from our Board of Directors, the Board approved the cancellation of the 500,000 shares of the Company’s super-voting Series A Preferred Stock held by Mr. Fei by reason of his position on the Board.

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 23, 2015, Mr. Matveev Anton resigned from his position with the Company as Director. His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 1, 2015, Matveev Anton agreed to cancel 10,000,000 shares representing the ownership of approximately 35% of the Company’s Common Stock. Mr. Anton retains an ownership of 84,535 shares of common stock in the Company after this cancelation.

On March 23, 2015, Mr. Shang Fei, age 34, was appointed as the Company’s Director and Chairman of the Board of Directors, to serve until the next annual meeting of the Shareholders and/or until his successor is duly appointed.

From 2008 until 2011, Mr. Fei worked at Emostef Design, where he was in charge of building CRM and point of sale applications where he managed sixteen programmers and designers who were responsible for the auditing and managing a software development team. Mr. Fei was also in charge of implementing improvements to all the IT software and procedures of UI/UX implementation, testing, and the evaluations. In 2012, Mr. Fei moved over to Soanhill Ventures, until the end of 2014, where he managed all aspects of the software development lifecycle for customized software solutions in various industries.  While at Soanhill, Mr. Fei also managed the system integration and migrations, where he led the transition of old programs to new platforms, upgraded servers, applications and databases for client companies.

On July 27, 2015, Mr. Shang Fei resigned from his position with the Company as Director. His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 1, 2015, the Board of Directors of the Company appointed Steve Rubakh, age 54, as President, Chief Executive Officer, as Chief Financial Officer, Treasurer, Secretary and as a member of the Board of Directors effective immediately.

Steve Rubakh, age 54: Mr. Rubakh founded EMS Factory, Inc., in 2011, where he oversaw the day to day operations and assisted in building and creating a vision for the company. At the end of 2014, Mr. Rubakh took the company to the next stage by initiating the development of the on-demand mobile application and platform on which the Company strategy is now based. In 2003, he founded Power Sports Factory, Inc., and served as the President until 2010.  Prior to founding Power Sports Factory, Mr. Rubakh was the founder of International Parking Concepts specializing in providing services to the hospitality industry.  Mr. Rubakh attended both Community College of Philadelphia and Temple University majoring in business administration. Due to Mr. Rubakh’s experience with small public companies and development stage companies we are excited to have him as our Officer and as a Director.

On September  25, 2015, our Board of Directors elected Mr. Daniel Grillo as a director of the Company, to fill the unexpired term of Mr. Shang Fei, who resigned from his position with the Company as Director on July 27, 2015.

Daniel Grillo, age 39, is a finance specialist with a vast network of high-end relationships and partnerships. An area of his expertise is in creating articulate financial solutions for entrepreneurs, specific to their liquidity needs and future goals.  Since June, 2014, he has been the President of Omnia US, a subsidiary of Omnia Global, a multinational firm headquartered in Zug, Switzerland, that specializes in the creation of proprietary financial structures and vehicles to serve the needs of its vast global client base.  Beginning in March, 2010 he worked with Envirosound Homes, and later as a Project Finance Manager for ESH Financial, LLC, a subsidiary of Envirosound Homes, until June, 2014.   Mr. Grillo attended St. Mary’s University in Winona, Minnesota.

ITEM 5.03.  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective March 20, 2015, the Company, with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, filed a Certificate of Amendment with the Secretary of State of Nevada. As a result of the filing of the Certificate of Amendment, the Company, among other things, (i) changed its name to “EMS Find, Inc.” and (ii) through application to FINRA, changed its symbol to “EMSF”.  The name change became effective with for trading purposes at the opening of trading on March 20, 2015. Our new CUSIP number is 268 71R 101.

ITEM 5.06.  CHANGE IN SHELL COMPANY STATUS

Upon the closing of the Share Exchange on March 31, 2015, the Combined Company ceased to be a “shell company” as defined in Rule 12b-2 of the Exchange Act. See the disclosure under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), audited financial statements for the years ended December 31, 2014 and 2013 of EMS Factory, Inc. are filed with this Current Report as Exhibit 99.1.

(b)	Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed with this Current Report as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2015	EMS Find, INC.

	By:	/s/ Steve Rubakh
Steve Rubakh
President and Chief Executive Officer